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                                                                    Exhibit 99.3

                           CITGO PETROLEUM CORPORATION

                              OFFER TO EXCHANGE ITS

                            6% SENIOR NOTES DUE 2011

           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING

                            6% SENIOR NOTES DUE 2011

                       (PRINCIPAL AMOUNT $1,000 PER BOND)

                                                           _______________, 2005

To Our Clients:

      Enclosed for your consideration is a prospectus, dated __________, 2005 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of CITGO Petroleum Corporation (the "Company") to exchange its $250,000,000 6% Senior Notes Due 2011 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding $250,000,000 6% Senior Notes Due 2011 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 22, 2004, between the Company and the initial purchasers referred to therein.

      This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 2005, unless extended by the Company (the "Expiration Date"). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

      The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered. Your attention is directed to the following:

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      1. The Exchange Offer is for any and all Original Notes.

      2. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

                           Please read the Prospectus

      If you wish to tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

      If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

      Please carefully review the enclosed material as you consider the Exchange Offer.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE ORDER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CITGO Petroleum Corporation with respect to its Original Notes.

      This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      Please tender the Original Notes held by you for my account as indicated below:

      The aggregate face amount of Original Notes held by you for the account of the undersigned is (fill in amount):

      $ _________ of 6% Senior Notes Due 2011

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      With respect to the Exchange Offer, the undersigned hereby instructs you
(check appropriate box):

[ ] TO TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

      $ _________ of 6% Senior Notes Due 2011

[ ] NOT TO TENDER any Original Notes held by you for the account of the undersigned.

                                    SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):___________________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________

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